UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2009
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33485	22-1669012
DELAWARE	333-144625-01	41-2218971
ARIZONA	333-144625	86-0933835
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200
Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)
(480) 905-3300
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
ABL Credit Agreement Amendment
Effective November 12, 2009, RSC Holdings II, LLC (“RSC II”), RSC Holdings III, LLC (“RSC III”), RSC Equipment Rental, Inc. (“RSC”) and RSC Equipment Rental of Canada Ltd. (“RSC Canada” and together with RSC III and RSC, the “Borrowers” and the Borrowers together with RSC II, the “RSC Entities”) entered into an amendment (the “ABL Credit Agreement Amendment”) to the Borrowers’ senior secured asset-based loan facility (the “Senior ABL Revolving Facility”) which is governed by a credit agreement, dated as of November 27, 2006 and as amended and restated as of July 30, 2009 (the “ABL Credit Agreement”), among the RSC Entities, Deutsche Bank AG, New York Branch, as U.S. administrative agent and U.S. collateral agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent and Canadian collateral agent, and the other financial institutions party thereto from time to time, in order to permit the Borrowers to prepay indebtedness under the Second Lien Term Facility (as defined below) and redeem or repurchase senior unsecured notes, in each case with the proceeds from the issuance of permitted refinancing indebtedness without complying with the payment conditions set forth in the Senior ABL Revolving Facility.
The foregoing description of the ABL Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.
Second Lien Credit Agreement Amendment
Effective November 12, 2009, RSC Holdings II, LLC (“RSC II”), RSC Holdings III, LLC (“RSC III”) and RSC Equipment Rental, Inc. (“RSC” and together with RSC III, the “Borrowers” and the Borrowers together with RSC II, the “RSC Entities”) entered into the second amendment (the “Second Lien Credit Agreement Amendment”) to the Borrowers’ senior secured second-lien term loan facility (the “Second Lien Term Facility”), which is governed by a credit agreement, dated as of November 27, 2006 (the “Second Lien Credit Agreement”), as amended, among the RSC Entities, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, and the other financial institutions party thereto, in order to permit the Borrowers to issue unsecured notes (“Permitted Unsecured Notes”) (including guarantees in respect thereof) without having indebtedness incurred in connection with any such issuances count against the general debt basket or any other debt incurrence requirement under the Second Lien Term Facility as long as the proceeds from any such issuance are used within four business days of their receipt to repay indebtedness outstanding under the Second Lien Term Facility. The Second Lien Credit Agreement Amendment also re-sets the general debt basket under the Second Lien Term Facility to the extent that the general debt basket was utilized to incur indebtedness in connection with the previously announced issuance by the Borrowers of $200 million of their 10 1/4% unsecured senior notes due 2019. In addition, the Second Lien Credit Agreement Amendment prohibits the RSC Entities from making optional prepayment in respect of Permitted Unsecured Notes (subject to certain exceptions), repurchasing Permitted Unsecured Notes upon a “change of control” unless outstanding amounts under the Second Lien Term Facility are paid in full or the Borrowers make an offer to pay such amounts, or making certain amendments to the documents governing the Permitted Unsecured Notes.
The foregoing description of the Second Lien Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Lien Credit Agreement Amendment, which is filed as Exhibit 10.2 hereto and incorporated into this report by reference.
Indenture
On November 17, 2009, RSC Holding III, LLC (“RSC III”) and RSC Equipment Rental, Inc. (“RSC” and together with RSC III, the “Issuers”), each indirect subsidiaries of RSC Holdings Inc., completed an offering of $200 million aggregate principal amount of 10 1/4% senior unsecured notes due 2019 (the “Senior Notes”). The Senior Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulations S under the Securities Act.
On November 17, 2009, the Issuers and certain domestic subsidiaries of RSC III, if any, from time to time (“Subsidiary Guarantors”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Senior Notes. The Senior Notes mature on November 15, 2019 and bear interest at a rate of 10 1/4% per year payable semi-annually in cash in arrears on May 15 and November 15 of each year, starting on May 15, 2010.
The Issuers may redeem some or all of the Senior Notes, at their option, at any time and from time to time on and after November 15, 2014, at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the twelve-month period beginning on November 15 of the years set forth below:

Redemption Period	Price
2014	105.125%
2015	103.417%
2016	101.708%
2017 and thereafter	100.000%
At any time prior to November 15, 2014, the Senior Notes may be redeemed or purchased (by the Issuers or any other Person (as defined in the Indenture)) in whole or in part, at the Issuers’ option at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”). Upon the occurrence of certain change of control events, the Issuers must offer to repurchase the Senior Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date. At any time and from time to time on or prior to November 15, 2012, the Issuers at their option may redeem Senior Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Senior Notes with funds in an equal aggregate amount not exceeding the aggregate proceeds of one or more equity offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.250%, plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that if Senior Notes are redeemed, an aggregate principal amount of Senior Notes equal to at least 65% of the aggregate principal amount of Senior Notes issued under the Indenture must remain outstanding after each such redemption of Senior Notes.
The Indenture contains restrictive covenants that, among other things, limit the Issuers’ ability and the ability of their restricted subsidiaries to incur additional debt; pay dividends or distributions on their capital stock or repurchase their capital stock; make certain investments; create liens on their assets to secure debt; enter into certain transactions with affiliates; create limitations on the ability of the restricted subsidiaries to make dividends or distributions to their respective parents; merge or consolidate with another company; and transfer and sell assets.
The Indenture provides for customary events of default for unsecured notes indebtedness. If an event of default (other than a default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer) occurs and is continuing under the Indenture, the Trustee by notice to the Issuers or the holders of at least 25% in principal amount of the outstanding Senior Notes by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Senior Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer occurs and is continuing, the principal of and accrued but unpaid interest on all the Senior Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any applicable holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 hereto and incorporated into this report by reference.
Registration Rights Agreement
In connection with the issuance of the Senior Notes, the Issuers entered into a registration rights agreement, dated as of November 17, 2009, with the initial purchasers of the Senior Notes (the “Registration Rights Agreement”), obligating the Issuers, to use their commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement relating to an offer to exchange the Senior Notes for new notes evidencing the same continuing indebtedness as the Senior Notes with terms substantially identical to the Senior Notes. If applicable interpretations of the staff of the Commission do not permit the Issuers to effect the exchange offer or in certain other circumstances set forth in the Registration Rights Agreement, the Issuers will be required to use their commercially reasonable efforts to make available an effective shelf registration statement relating to resales of any Senior Notes. In the event that the Issuers default on these obligations, they will be required to pay additional interest on the Senior Notes with respect to which such default exists until the default is cured.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and incorporated into this report by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibit 4.1	Indenture, dated as of November 17, 2009, by and among RSC Equipment Rental, Inc., RSC Holdings III, LLC and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of November 17, 2009, by and among RSC Equipment Rental, Inc., RSC Holdings III, LLC and Deutsche Bank Securities Inc. and the other initial purchasers named therein.

Exhibit 10.1	First Amendment to Amended and Restated Credit Agreement, dated as of November 9, 2009, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., RSC Equipment Rental of Canada Ltd., Deutsche Bank AG, New York Branch, as U.S. collateral agent and U.S. administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent and Canadian collateral agent, and the other financial institutions party thereto.

Exhibit 10.2	Second Amendment to Second-Lien Term Loan Credit Agreement, dated as of November 9, 2009, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., Deutsche Bank AG, New York Branch, as administrative agent, and the other financial institutions party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
Name:	Kevin J. Groman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 17, 2009